EXHIBIT 2.1


                                                                 EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER


                                  dated as of


                                 March 27, 2003


                                  by and among


                               NETRO CORPORATION,


                                SR TELECOM INC.


                                      and


                         NORWAY ACQUISITION CORPORATION

                              TABLE OF CONTENTS1

                                                                           Page
                                                                           ----

                                   ARTICLE 1

                                  DEFINITIONS

Section 1.01      Definitions.................................................1

                                   ARTICLE 2

                                   THE MERGER

Section 2.01      The Merger..................................................7
Section 2.02      Conversion of Shares........................................7
Section 2.03      Surrender and Payment.......................................8
Section 2.04      Stock Options...............................................9
Section 2.05      Adjustments.................................................9
Section 2.06      [Reserved].................................................10
Section 2.07      Withholding Rights.........................................10
Section 2.08      Lost Certificates..........................................10

                                   ARTICLE 3

                           THE SURVIVING CORPORATION

Section 3.01      Certificate of Incorporation...............................10
Section 3.02      Bylaws.....................................................10
Section 3.03      Directors and Officers.....................................10

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.01      Corporate Existence and Power..............................11
Section 4.02      Corporate Authorization....................................11
Section 4.03      Governmental Authorization.................................11
Section 4.04      Non-contravention..........................................12
Section 4.05      Capitalization.............................................12
Section 4.06      Subsidiaries...............................................13
Section 4.07      SEC Filings................................................14
Section 4.08      Financial Statements.......................................15
Section 4.09      Disclosure Documents.......................................15
Section 4.10      Absence of Certain Changes.................................16


---------
1 The Table of Contents is not a part of this Agreement.


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Section 4.11      No Undisclosed Material Liabilities........................17
Section 4.12      Compliance with Laws and Court Orders......................17
Section 4.13      Litigation.................................................17
Section 4.14      Finders' Fees..............................................18
Section 4.15      Opinion of Financial Advisor...............................18
Section 4.16      Taxes......................................................18
Section 4.17      [Reserved].................................................19
Section 4.18      Employee Benefit Plans.....................................19
Section 4.19      Environmental Matters......................................20
Section 4.20      Antitakeover Statutes and Rights Agreement.................21
Section 4.21      Intellectual Property......................................21
Section 4.22      Labor Relations............................................23
Section 4.23      Employment.................................................23
Section 4.24      WARN Act...................................................24
Section 4.25      Restrictions on Business Activities........................24
Section 4.26      Agreements, Contracts and Commitments......................24
Section 4.27      Insurance..................................................24
Section 4.28      Change of Control Payments.................................24
Section 4.29      No Existing Discussions....................................24
Section 4.30      Canadian Operations........................................24
Section 4.31      Cash Dividend..............................................25

                                   ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Section 5.01      Corporate Existence and Power..............................25
Section 5.02      Corporate Authorization....................................25
Section 5.03      Governmental Authorization.................................26
Section 5.04      Non-contravention..........................................26
Section 5.05      Capitalization.............................................27
Section 5.06      Subsidiaries...............................................27
Section 5.07      CSA Filings................................................28
Section 5.08      Financial Statements.......................................28
Section 5.09      Disclosure Documents.......................................29
Section 5.10      Absence of Certain Changes.................................29
Section 5.11      No Undisclosed Material Liabilities........................30
Section 5.12      Compliance with Laws and Court Orders......................30
Section 5.13      Litigation.................................................31
Section 5.14      Finders' Fees..............................................31
Section 5.15      Taxes......................................................31
Section 5.16      [Reserved].................................................32
Section 5.17      Environmental Matters......................................32
Section 5.18      Intellectual Property......................................32
Section 5.19      Antitakeover Statutes and Rights Agreement.................33
Section 5.20      Restrictions on Business Activities........................33


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                                   ARTICLE 6

                            COVENANTS OF THE COMPANY

Section 6.01      Conduct of the Company.....................................34
Section 6.02      Stockholder Meeting........................................36
Section 6.03      No Solicitation; Other Offers..............................37
Section 6.04      Tax Matters................................................39
Section 6.05      WARN Covenant..............................................39
Section 6.06      Termination of Company 401(k) Plan.........................40

                                   ARTICLE 7

                       COVENANTS OF PARENT AND MERGER SUB

Section 7.01      Conduct of Parent..........................................40
Section 7.02      Voting of Shares...........................................40
Section 7.03      Director and Officer Liability.............................40
Section 7.04      Stock Exchange Listing.....................................42
Section 7.05      Employee Matters...........................................42
Section 7.06      Tax Matters................................................43

                                   ARTICLE 8

                COVENANTS OF PARENT, MERGER SUB AND THE COMPANY

Section 8.01      Commercially Reasonable Efforts............................43
Section 8.02      Certain Filings............................................44
Section 8.03      Public Announcements.......................................44
Section 8.04      Further Assurances.........................................44
Section 8.05      Access to Information......................................44
Section 8.06      Notices of Certain Events..................................45
Section 8.07      [Reserved].................................................45
Section 8.08      Affiliates.................................................45
Section 8.09      Section 16 Matters.........................................46
Section 8.10      Proxy Statement; Registration Statement....................46
Section 8.11      Board of Directors of Parent...............................47

                                   ARTICLE 9

                            CONDITIONS TO THE MERGER

Section 9.01      Conditions to Obligations of Each Party....................47
Section 9.02      Conditions to the Obligations of Parent and Merger Sub.....48
Section 9.03      Conditions to the Obligations of the Company...............49


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                                   ARTICLE 10

                                  TERMINATION

Section 10.01     Termination................................................49
Section 10.02     Effect of Termination......................................51

                                   ARTICLE 11

                                 MISCELLANEOUS

Section 11.01     Notices....................................................51
Section 11.02     Survival of Representations and Warranties.................53
Section 11.03     Amendments; Waivers........................................53
Section 11.04     Fees; Expenses.............................................53
Section 11.05     Right of First Negotiation and First Refusal...............55
Section 11.06     Binding Effect; Benefit; Assignment........................55
Section 11.07     Governing Law..............................................55
Section 11.08     Jurisdiction...............................................56
Section 11.09     WAIVER OF JURY TRIAL.......................................56
Section 11.10     Counterparts; Effectiveness................................56
Section 11.11     Entire Agreement...........................................56
Section 11.12     Captions...................................................56
Section 11.13     Severability...............................................56
Section 11.14     Specific Performance.......................................56


Exhibits
--------
Exhibit A         Form of Company Affiliate Agreement
Exhibit B         Form of Company Certificate that it is not a "United
                  States Real Property Holding Corporation"
Exhibit C         Company Disclosure Schedule
Exhibit D         Parent Disclosure Schedule
Exhibit E         Form of Company Voting Agreement
Exhibit F         List of Directors and Officers Subject to Company
                  Voting Agreement


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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (together with all exhibits and schedules hereto, this "Agreement") is dated as of March 27, 2003 by and among Netro Corporation, a Delaware corporation (the "Company"), SR Telecom Inc. ("Parent"), a corporation organized under the Canada Business Corporations Act (the "CBCA"), and Norway Acquisition Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent ("Merger Sub").

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement, and declared advisable the Merger (as defined herein) of Merger Sub with and into the Company upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law (as defined herein), and the Board of Directors of the Company has determined to recommend that the stockholders of the Company approve and adopt this Agreement and approve the Merger.

     WHEREAS, concurrently with the execution of this Agreement, and as a condition to and as an inducement to Parent's willingness to enter into this Agreement, the directors and officers of the Company listed on Exhibit F hereto are entering into Voting Agreements in substantially the form attached hereto as Exhibit E (the "Company Voting Agreements").

     WHEREAS, pursuant to the Merger, all of the issued and outstanding shares of Company Stock (as defined herein) shall be converted into the right to receive consideration consisting of ADSs (as defined herein).

     WHEREAS, contingent upon approval of the Merger by the stockholders of the Company and to the extent permissible under applicable law, the Board of Directors of the Company will approve and will declare advisable the declaration of the Cash Dividend (as defined herein) with respect to each outstanding share of Company Stock upon the terms and subject to the conditions of this Agreement and in accordance with Delaware Law.

     NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.01 Definitions. (a) The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" means, other than the transactions contemplated by this Agreement (including the Cash Dividend), any Third-Party offer, proposal or inquiry relating to, or any Third-Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 15% or more of the consolidated assets of the Company and its Subsidiaries or beneficial ownership of securities representing 15% or more of the outstanding securities of any class of equity or voting securities of the Company or of any of its Subsidiaries whose assets,


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individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party's beneficially owning 15% or more of the outstanding securities of any class of equity or voting securities of the Company or of any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale or transfer of all or substantially all the assets, exclusive license, reorganization, recapitalization, liquidation, dissolution, extraordinary dividend (other than a Liquidation Alternative or the Cash Dividend) or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 15% of the consolidated assets of the Company, (iv) the sale or transfer of all or substantially all of the Technology or the exclusive license thereof (other than a Liquidation Alternative) or (v) any other transaction (other than a Liquidation Alternative) the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, San Francisco, California or Montreal, Quebec, Canada are authorized or required by law to close.

     "C$" means Canadian dollars.

     "Canadian Securities Laws" means the Securities Act (Quebec) and the equivalent legislation in the other provinces and territories of Canada and the applicable rules and regulations made or promulgated under such statutes, including all published instruments of the CSA as well as the rules and regulations of the TSX.

     "Code" means the Internal Revenue Code of 1986.

     "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 2002 and the footnotes thereto set forth in the Company 10-K.

     "Company Balance Sheet Date" means December 31, 2002.

     "Company Stock" means the common stock, $.001 par value, of the Company.

     "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002.

     "Competition Act" means the Competition Act (Canada).

     "CSA" means the Canadian securities regulatory authorities.

     "Delaware Law" means the General Corporation Law of the State of Delaware.


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     "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any of its Subsidiaries as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Governmental Entity" means any government or governmental or regulatory body, agency, authority thereof, or political subdivision thereof, or any agency, commission or instrumentality thereof, or any court or arbitrator, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether federal, state, local, municipal, foreign, supranational or otherwise.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Intellectual Property Right" means any trademark, trademark application, service mark, trade name, domain name, slogans, invention, patent, patent application, trade secret, know-how, show-how, customer lists, business information, copyright (registered or unregistered), software program, technical information, or any other similar type of proprietary intellectual property right.

     "Knowledge" of any Person that is not an individual means (i) in the case of the Company or any of its Subsidiaries, the actual knowledge after reasonable inquiry of Gideon Ben-Efraim (President and Chief Executive Officer), Sanjay Khare (Chief Financial Officer), Shlomo Yariv (Chief Operating Officer) or Peter Carson (Senior Vice President, Worldwide Sales) or (ii) in the case of Parent or Merger Sub, the actual knowledge after reasonable inquiry of Pierre St. Arnaud (Chief Executive Officer), David Adams (Chief Financial Officer), Benoit Pinsonnault (Senior Vice President Customer Service and Operations) or Gerald LaCroix (Managing Director, Comunicacion y Telefonica Rural S.A.).

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Liquidation Alternative" means any proposal or inquiry involving the liquidation, dissolution or winding up of the Company that is not initiated by and (prior to the time of the determination that a Superior Alternative exists) does not involve, a Third Party (other than the Company and its officers and directors in their capacity as such).

     "Material Adverse Effect" means, with respect to any Person, a material adverse effect on (x) the business, assets, liabilities, operations, financial condition or results of operations of such Person and its Subsidiaries, taken as a whole, or (y) such Person's ability to perform its


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obligations under or to consummate the transactions contemplated by this
Agreement, it being understood that none of the following shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) changes attributable to this Agreement or the transactions contemplated hereby or the announcement hereof, (ii) changes or conditions affecting the U.S., Canadian or any foreign telecommunications or data networking industry generally, (iii) changes in U.S., Canadian or any foreign economic, regulatory or political conditions generally or in U.S., Canadian or any foreign financial markets,
(iv) changes attributable to any attack on, outbreak or escalation of hostilities or act of terrorism in the United States, Canada or abroad, any declaration of war or any other national or foreign calamity, (v) the failure of such Person to meet published revenue or earnings projections (including with respect to the quarter ended March 31, 2003) or (vi) any change in such Person's stock price or trading volume.

     "Merger Sub Stock" means the common stock, $.01 par value, of Merger Sub.

     "Nasdaq" means the Nasdaq National Market.

     "1933 Act" means the Securities Act of 1933.

     "1934 Act" means the Securities Exchange Act of 1934.

     "Parent Annual Report" means Parent's annual report, including Parent's audited consolidated financial statements and Management's Discussion and Analysis, filed with the CSA for the fiscal year ended December 31, 2002.

     "Parent Balance Sheet" means the audited consolidated balance sheet of Parent as of December 31, 2002 and the footnotes therein as provided to the Company prior to the date hereof.

     "Parent Balance Sheet Date" means December 31, 2002.

     "Parent Stock" means the common shares, without par value, of Parent.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Entity.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Shares" means the shares of common stock, $.001 par value, of the Company.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "Superior Alternative" means a determination by the Board of Directors of the Company in its reasonable judgment by a majority vote, after considering the advice of its financial and legal advisors, including Goldman, Sachs & Co. and Davis Polk & Wardwell, that a Liquidation Alternative would be more favorable to the stockholders of the Company from a


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financial point of view than the terms of the Merger (including the Cash
Dividend) or that consummation of the transactions contemplated by this Agreement (including the Cash Dividend and the Merger) are unlawful under applicable law.

     "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least 80% of the outstanding Shares on terms that the Board of Directors of the Company determines in its reasonable judgment by a majority vote, after considering the advice of Goldman, Sachs & Co., its financial advisor, to be more favorable to the stockholders of the Company from a financial point of view than the terms of the Merger (taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions, conditions to consummation, the timing of the consummation, the risk of nonconsummation and the need for any required governmental consents, filings and approvals).

     "Surviving Corporation Stock" means the common stock, $.001 par value, of Surviving Corporation.

     "Technology" means all Company Intellectual Property Rights relating to the Company's AirStar and Angel products and platforms, including any related hardware and software.

     "Third Party" means any Person as defined in this Agreement or in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

     "TSX" means the Toronto Stock Exchange.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     All dollar amounts in this Agreement shall mean United States dollars unless a different currency is specifically indicated.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

         Term                                                     Section
         ----                                                     -------
         1934 Act Registration Statement ....................       5.03
         ADSs................................................       2.02
         ADS Registration Statement..........................       5.09
         Agreement...........................................     Preamble
         Business Plan ......................................       6.01
         Canadian GAAP.......................................       5.08
         Cash Dividend.......................................       6.01
         CBCA................................................     Preamble
         Certificates........................................       2.03
         Change of Recommendation............................       6.03
         Change of Recommendation Notice ....................       6.03
         Closing Date........................................       2.01
         Company.............................................     Preamble


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         Term                                                     Section
         ----                                                     -------
         Company Disclosure Schedule.........................    Article 4
         Company Employee....................................       7.05
         Company Intellectual Property Rights................       4.21
         Company Option......................................       2.04
         Company Proxy Statement.............................       4.09
         Company SEC Documents...............................       4.07
         Company Securities .................................       4.05
         Company Stockholder Meeting ........................       6.02
         Company Subsidiary Securities.......................       4.06
         Company Voting Agreements...........................     Recitals
         Confidentiality Agreement...........................       8.05
         Effective Time......................................       2.01
         Employee Plans......................................       4.18
         Environmental Laws..................................       4.19
         Expiration Date.....................................      11.05
         ESPP................................................       7.05
         Exchange Agent......................................       2.03
         Indemnified Person..................................       7.03
         Insurance Policies..................................       4.27
         Merger..............................................       2.01
         Merger Consideration................................       2.02
         Merger Sub..........................................     Preamble
         Parent..............................................     Preamble
         Parent Disclosure Schedule..........................    Article 5
         Parent CSA Documents................................       5.07
         Parent Intellectual Property Rights.................       5.18
         Parent Preferred Shares.............................       5.05
         Parent Stock Registration Statement.................       5.09
         Payment Events......................................      11.04
         Preferred Stock.....................................       4.05
         PTO.................................................       4.21
         Registration Statements.............................       5.09
         Qualifying Transaction..............................      11.04
         Right(s)............................................       4.05
         Rights Agreement....................................       4.05
         Series A Preferred Stock............................       4.05
         Surviving Corporation...............................       2.01
         Tax.................................................       4.16
         Tax Return..........................................       4.16
         Taxing Authority....................................       4.16
         Uncertificated Shares...............................       2.03
         U.S. GAAP...........................................       4.08
         WARN Act............................................       4.24


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                                   ARTICLE 2

                                   THE MERGER

     Section 2.01 The Merger. (a) At the Effective Time and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the "Merger"), whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." The closing of the Merger shall take place at the offices of Pillsbury Winthrop LLP, Palo Alto, California, at a time and date to be specified by the parties, which shall be no later than the third Business Day after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article 9, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

     (b) As soon as practicable on the Closing Date, the Company and Parent shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

     (c) From and after the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. At such time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under Delaware Law.

     Section 2.02 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Parent or Merger Sub:

     (a) except as otherwise provided in Sections 2.02(b) and 2.05, each share of Company Stock (along with each Right attached thereto) outstanding immediately prior to the Effective Time, shall be automatically converted into the right to receive the number of American Depositary Shares ("ADSs") representing shares of Parent Stock equal to a fraction (rounded to the nearest whole number, with any fraction equal to or higher than one-half rounded up to the next succeeding whole number), the numerator of which is 41,500,000 and the denominator of which is the number of shares of Company Stock outstanding immediately prior to the Effective Time (the "Merger Consideration");

     (b) each share of Company Stock held by the Company as treasury stock (other than shares in an Employee Plan of the Company) or owned by Merger Sub, Parent or any of its Subsidiaries immediately prior to the Effective Time (other than shares held for the account of clients, customers or other Persons) shall be canceled, and no payment shall be made with respect thereto;


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     (c) each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Surviving Corporation Stock. Each certificate evidencing ownership of shares of Merger Sub Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation; and

     (d) the Surviving Corporation shall issue shares of Surviving Corporation Stock to Parent in consideration for Parent issuing Parent Stock in respect of the ADSs to former stockholders of the Company pursuant to Section 2.02(a), the number of shares of Surviving Corporation Stock issued to Parent pursuant to this Section 2.02(d) to be equal to the number of shares of Company Stock outstanding immediately prior to the Effective Time (other than shares of Company Stock to which Section 2.02(b) applies).

     Section 2.03 Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Exchange Agent") reasonably acceptable to the Company for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock and the Rights attached thereto (the "Certificates") or (ii) uncertificated shares of Company Stock and the Rights attached thereto (the "Uncertificated Shares"). Parent shall make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

     (b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of the Company Stock represented by a Certificate or Uncertificated Share. The ADSs constituting part of such Merger Consideration, at Parent's option, shall be in uncertificated book-entry form, unless a physical certificate is requested by a holder of shares of Company Stock or is otherwise required under applicable law. Until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article 2.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.


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     (d) After the Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Stock one year after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent, Merger Sub, the Company, the Surviving Corporation and the Exchange Agent shall not be liable to any holder of ADSs or shares of Parent Stock or Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     (f) No dividends or other distributions with respect to securities of Parent constituting part of the Merger Consideration, shall be paid to the holder of any Certificates not surrendered or of any Uncertificated Shares not transferred until such Certificates or Uncertificated Shares are surrendered or transferred, as the case may be, as provided in this Section 2.03. Following such surrender or transfer, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, (i) at the time of such surrender or transfer, the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender or transfer and with a payment date subsequent to surrender or transfer payable with respect to such securities.

     Section 2.04 Stock Options. As of the Effective Time, each outstanding option to purchase shares of Company Stock under any stock option or compensation plan or arrangement of the Company (a "Company Option"), whether or not exercised or vested, shall be terminated and no consent of any holder of any stock option or any employee shall be required under any Company stock option or compensation plan or other arrangement of the Company for such termination.

     Section 2.05 Adjustments. If, during the period between the date of this Agreement and the Effective Time, any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, any stock dividend thereon or other like change occurs with respect to Parent Stock or the Company Stock having a record date during such period, the Merger

Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

     Section 2.06 [Reserved].

     Section 2.07 Withholding Rights. Each of the Surviving Corporation, Parent and the Exchange Agent shall be entitled to deduct and withhold from the consideration payable to any Person pursuant to this Article 2 such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. If the Surviving Corporation, Parent or the Exchange Agent, as the case may be, so withholds such amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which the Surviving Corporation, Parent or the Exchange Agent, as the case may be, made such deduction and withholding. Parent and Merger Sub represent, warrant and agree that no amount will be withheld or deducted from the Merger Consideration payable to any Person in respect of Canadian withholding taxes.

     Section 2.08 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

                                   ARTICLE 3

                           THE SURVIVING CORPORATION

     Section 3.01 Certificate of Incorporation. The certificate of incorporation of the Company as in effect at the Effective Time shall be amended in the Merger to be the same as the certificate of incorporation of Merger Sub, except that the name of the Surviving Corporation shall be Netro Corporation, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     Section 3.02 Bylaws. The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 3.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement, which disclosure schedule shall specifically identify by section the representations and warranties of the Company qualified by such disclosure (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Merger Sub that:

     Section 4.01 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as currently in effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

     Section 4.02 Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including the Merger) are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company.

     (b) At a meeting duly called and held, the Company's Board of Directors
(i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 6.03) to recommend approval and adoption of this Agreement, the Merger and the Cash Dividend by its stockholders, in each case with Gideon Ben-Efraim abstaining.

     Section 4.03 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, of the Competition Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or non-U.S., and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (or after the Effective Time, Parent).

     Section 4.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree, (iii) require any consent or other action by any Person under, constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 4.05 Capitalization. (a) The authorized capital stock of the Company consists of 105,000,000 shares consisting of 100,000,000 shares of Company Stock and 5,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"), of which 800,000 shares are designated Series A Participating Cumulative Preferred Stock (the "Series A Preferred Stock"). Each share of Company Stock has attached thereto a right (each, a "Right" and collectively, the "Rights") to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $20 per one one-hundredth of a share, subject to adjustment. The Rights were issued pursuant to an Amended and Restated Rights Agreement dated as of July 31, 2002, between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). As of the close of business on March 24, 2003, there were outstanding 38,700,354 shares of Company Stock and no shares of Preferred Stock and stock options to purchase an aggregate of 8,597,988 shares (of which options to purchase an aggregate of 4,792,206 shares were exercisable). All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Employee Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights created under Delaware Law, the certificate of incorporation or bylaws of the Company or any agreement or document to which the Company is a party or by which it or its assets are bound. All outstanding shares of capital stock of the Company, and Company Options have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments. None of the outstanding Shares is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such Shares may be forfeited or repurchased by the Company or otherwise vest upon termination of stockholder's or grantee's employment, directorship or other relationship with the Company or any of its Subsidiaries under the terms of any restricted stock agreement or other agreement with the Company.

     (b) Except for changes since the close of business on March 24, 2003, resulting from the issuance of shares of Company Stock pursuant to the ESPP and from the exercise of Company Options outstanding on such date, there are no (i) shares of capital stock of or other voting securities or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in the Company or (iii) options or other rights (including preemptive rights) to acquire from the Company, or other obligation of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no registration rights and, except for the Rights Agreement, there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it is bound with respect to any Company Securities. Assuming that ADSs are quoted on Nasdaq at the Effective Time, stockholders of the Company will not be entitled to dissenters' or appraisal rights under applicable state law in connection with the Merger. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

     (c) No shares of Company Stock are owned by any Subsidiary of the Company.

     Section 4.06 Subsidiaries. (a) Schedule 4.06(a) contains a correct and complete list identifying each of the Company's Subsidiaries, together with a list of each other entity in which the Company holds (directly or indirectly, other than through an interest in a mutual fund) an equity interest, whether voting or otherwise, indicating the name and the Company's equity interest in such entity. Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

     (b) All of the outstanding capital stock of or other voting securities or ownership interests in each Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock of or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights (including preemptive rights) to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock of or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock of or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which any Subsidiary is a party or by which it is bound with respect to any Company Subsidiary Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     Section 4.07 SEC Filings. (a) The Company has made available to Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 2002, 2001 and 2000, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, (iii) its proxy or information statements relating to meetings of the stockholders of the Company held (or actions taken without a meeting by such stockholders) since December 31, 2000, (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since its initial public offering (the documents referred to in this Section 4.07(a), collectively, the "Company SEC Documents"), which are all the reports, statements, schedules and registration statements required to be filed by the Company with the SEC since its initial public offering and (v) complete and correct copies of any correspondence with, and inquiries from the SEC since January 1, 2001 with respect to the Company SEC Documents.

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date (and, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (e) The Company has in place the "disclosure controls and procedures" (as defined in Rules 13a-14(c) and 15d-14(c) of the 1934 Act) required in order for the principal executive officer and principal financial and accounting officer of the Company to engage in the review and evaluation process mandated by the 1934 Act. The Company's "disclosure controls and procedures" are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial and accounting officer of the Company required under the 1934 Act with respect to such reports.

     Section 4.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (i) were prepared in accordance with and accurately reflect in all material respects, the Company's books and records as of the times and for the periods referred to therein, (ii) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect during the periods included and (iii) fairly present in all material respects, in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except in the unaudited financial statements as may be permitted by Form 10-Q), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements which were not and are not expected to have a Material Adverse Effect on the Company).

     Section 4.09 Disclosure Documents. (a) The proxy statement/prospectus to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time such stockholders vote on adoption of this Agreement and as of the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09(a) will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished by Parent.

     (b) None of the information provided or to be provided by the Company for inclusion or incorporation by reference in the Registration Statements or any amendment or supplement thereto, at the time each Registration Statement or any amendment or supplement becomes effective, and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     Section 4.10 Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and, except as disclosed in the Company SEC Documents filed prior to the date hereof and as contemplated by this Agreement, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend (other than the Cash Dividend) or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries, or any options, warrants, calls or rights to acquire any such stock or other securities;

     (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

     (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than (i) borrowings under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) and (ii) in the ordinary course of business and in amounts and on terms consistent with past practices;

     (e) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly owned Subsidiaries made in the ordinary course of business consistent with past practices;

     (f) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or the Business Plan;

     (g) any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries materially affecting the assets, liabilities or business of the Company and its Subsidiaries, except for any such change required by reason of a concurrent change in U.S. GAAP or Regulation S-X under the 1934 Act;

     (h) any (i) grant of any material severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, (ii) material increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) any entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries or (v) material increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practice;

     (i) entry by the Company or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Company Intellectual Property Rights other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by the Company with the SEC; or

     (j) any revaluation by the Company or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of the Company or any of its Subsidiaries other than in the ordinary course of business.

     Section 4.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

     (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof; and

     (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 4.12 Compliance with Laws and Court Orders. The Company and each of its Subsidiaries is and, since January 1, 2001, has been in compliance with, and to the Knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section 4.13 Litigation. Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the Knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any of their respective officers or directors in their capacity as officers or directors of the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or before or by any Governmental Entity, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     Section 4.14 Finders' Fees. Except for Goldman, Sachs & Co., a complete copy of whose engagement agreement (including all schedules and fee information) has been provided to Parent, the Company has not incurred (directly or indirectly), nor will it incur, directly or indirectly, any liability for any broker's, finder's, financial advisor's or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated by this Agreement.

     Section 4.15 Opinion of Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co., financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration and the Dividend, in the aggregate, are fair to the Company's stockholders from a financial point of view.

     Section 4.16 Taxes. (a) All material Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all applicable laws, and all such material Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

     (b) The Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with U.S. GAAP an adequate reserve for all Taxes, whether or not shown as being due on any Tax Return, through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) The income and franchise Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 1997 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. No extension of the statute of limitations on the assessment of any Taxes has been granted by the Company or any of its Subsidiaries and is currently in effect.

     (d) There is no claim, audit, action, suit, proceeding or investigation now pending or threatened in writing against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax asset. No Liens for Taxes exist with respect to any of the assets of the Company or any of its Subsidiaries that are currently in effect.

     (e) During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

     (f) Schedule 4.16(f) contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns.

     (g) "Tax" means any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee. "Tax Return" means any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     (h) Neither the Company nor any of its Subsidiaries is or may be liable for the Taxes of any other Person under U.S. Treasury Regulation 1.1502-6 or similar provision of state, local, provincial or foreign law, as a transferee or successor, by contract or otherwise except for agreements applicable to members of the affiliated group of which the Company is the common parent and for liability for Taxes under U.S. Treasury Regulation Section 1.1502-6 for the affiliated group of which the Company is the common parent.

     Section 4.17 [Reserved].

     Section 4.18 Employee Benefit Plans. (a) Schedule 4.18(a) contains a correct and complete list identifying each "employee benefit plan," as defined in Section 3(3) of ERISA, each employment, change of control severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers any employee or former employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability; and form of employee confidentiality or other agreement protecting Company Intellectual Property Rights. Copies of such plans (including the plan document, any trust agreement and any other funding or insurance instruments relating thereto) have been furnished or made available to Parent together with annual reports (Form 5500 including, if applicable, Schedule B thereto) for the most recent two years prepared in connection with any such plan and, to the extent applicable, copies of the most recent determination or opinion letter (and any outstanding request for a determination or opinion letter). Such plans are referred to collectively herein as the "Employee Plans." None of the Employee Plans is a plan described in Section 201(2) of ERISA. The Company has separately provided or made available to Parent a correct and complete list identifying the current annual compensation rate (including bonus), current base salary rate, accrued bonus, accrued sick leave, accrued severance pay and accrued vacation benefits of each present employee of the Company or any of its Subsidiaries without identifying such employees by name.

     (b) Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA or to the minimum funding requirement of Section 412 of the Code or
Part 3 of Title I of ERISA.

     (c) Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past six years contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA.

     (d) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter, and no event has occurred since the date of such determination or opinion letter that could reasonably be expected to adversely affect such qualification. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan. No events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Company of any material fine under ERISA or material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the
Code.

     (e) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

     (f) There is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving, any Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official which would reasonably be expected to result in a material liability.

     (g) With respect to each Employee Plan, all forms, documents and other materials have been filed with the SEC or otherwise distributed, in each case, as required by the 1933 Act or the 1934 Act.

     (h) The execution of this Agreement and the transaction contemplated herein (whether alone of in connection with any other event) could not, pursuant to the terms of the Employee Plans, result in the payment of cash or property to any employee or the increase, acceleration or provision of any payments, other rights or benefits to any employee, whether or not any such payment, right or benefit would constitute a parachute payment within the meaning of Section 280G of the Code.

     (i) Each individual who is treated by the Company or any of its Subsidiaries as an independent contractor is properly so treated under applicable law, except as would not result in a material liability to the Company.

     Section 4.19 Environmental Matters. (a) Except as set forth in the Company SEC Documents filed prior to the date hereof and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

          (i) no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any statute, law, regulation or rule, in each case as in effect on the date hereof, relating to pollution or protection of the environment or human health or safety ("Environmental Laws"), and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Company's Knowledge, threatened which allege a violation by the Company or any of its Subsidiaries of any Environmental Laws;

          (ii) the Company and each of its Subsidiaries have all Environmental Permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such Environmental Permits; and

          (iii) the operations of the Company and each of its Subsidiaries are in compliance with the terms of applicable Environmental Laws.

     (b) Except as set forth in this Section 4.19, no representations or warranties are being made with respect to matters arising under or relating to environmental matters.

     Section 4.20 Antitakeover Statutes and Rights Agreement. (a) The Company has taken all action necessary to exempt the Merger, the execution, delivery and performance of this Agreement and the transactions contemplated hereby from the provisions of Section 203 of Delaware Law and any other state takeover statute or similar law or regulations or any antitakeover provision in the Company's certificate of incorporation or bylaws that otherwise would be applicable, and, accordingly, no such Section applies or purports to apply to any such transactions.

     (b) The Company has taken all action necessary to render the Rights Agreement inapplicable to the Merger, the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company has taken all action so that none of the foregoing will result in the grant of any Rights to any Person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered, and Parent will not be an "Acquiring Person" under the Rights Agreement.

     Section 4.21 Intellectual Property. (a) Schedule 4.21 contains a list of all material patents, patent applications, invention disclosures, registered trademarks, trademark applications for registration, common law trademarks, domain names, software programs and registered copyrights, and any material Intellectual Property Rights owned or licensed and used or held for use by the Company or any Subsidiary ("Company Intellectual Property Rights"). The Company is duly listed (without break in title) in the records of the United States Patent and Trademark Office ("PTO") as the holder of record of each of the patents, patent applications, trademark registrations, trademark applications for registration and registered copyrights for which it is delineated as holder on Schedule 4.21, and the Company is duly listed (without break in title) in the records of the appropriate foreign intellectual office as holder of record with respect to the same. To the Knowledge of the Company, all of the issued and registered Company Intellectual Property Rights were obtained in material compliance with all applicable rules, policies, and procedures of the PTO or applicable foreign intellectual property agency.

     (b) With respect to licensed Company Intellectual Property Rights, to the Knowledge of the Company, each material license agreement is duly executed, valid, and binding on all parties thereto and enforceable in accordance with its terms, and the Company has no Knowledge suggesting other than that all parties to each material license agreement is in compliance with, and have not breached any term of any such license agreements in such a manner that would give rise to a termination right. With respect to each material license affecting Company Intellectual Property Rights, acquisition of the same through Merger will not affect the exercise of the rights provided thereunder to the Company or its Subsidiaries that would be available had the Merger not occurred, and the acquisition through Merger does not result in payment of any additional material amounts or consideration other than ongoing fees, royalties or payments which the Company or its Subsidiaries would otherwise be required to be paid.

     (c) No Company Intellectual Property Right is subject to any outstanding judgment, injunction, lien, security interest, forebearance to sue, order, decree or agreement restricting the use thereof by the Company or any Subsidiary or restricting the licensing thereof by the Company or any Subsidiary to any Person, except for any judgment, injunction, lien, security interest, forebearance to sue, order, decree or agreement which would not reasonably be expected to have a Material Adverse Effect.

     (d) To the Knowledge of the Company, none of the Company's (or any of its Subsidiaries') products or processes infringe or otherwise violate the Intellectual Property Rights of any third party and the Company is not aware of any pending intellectual property applications for registration or issuance that would, if granted, limit or prohibit the business of the Company.

     (e) The Company has no Knowledge which would form a basis for a finding that any of the patents or patent applications owned or licensed by the Company is unpatentable, unenforceable or invalid, or any of its registered or common law trademarks or copyrights are unenforceable or invalid. To the Company's Knowledge, all registered or issued Company Intellectual Property Rights on
Schedule 4.21(a) are subsisting, in full force and effect, have not been cancelled or abandoned, and have not expired. All maintenance and renewal fees presently due, or due in the past, with respect to the Company Intellectual Property Rights have been paid, as well as have any registration, filing, or other governmental fees. The Company and its Subsidiaries have taken all commercially reasonable steps to protect their respective trade secrets, and have entered into confidentiality agreements with employees and consultants to protect such trade secrets. To the Knowledge of the Company, except pursuant to such confidentiality agreements, there has been no disclosure by the Company or any of its Subsidiaries of any such trade secrets. Any confidentiality agreements executed by employees, consultants or other advisors of the Company, or any of its Subsidiaries, are valid binding and enforceable in accordance with their terms.

     (f) To the Knowledge of the Company, there is no action, suit, allegation claim or proceeding relating to the Company Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has received any communications from a third party alleging or suggesting past, present or future infringement, or proferring a license to intellectual property that the third party suggests might be necessary for the Company or any of its Subsidiaries to conduct business. Neither the Company nor any of its Subsidiaries has obtained written opinions or memoranda of counsel relating to actual or potential third party claims relating to third party Intellectual Property Rights.

     (g) To the Knowledge of the Company, all of the Company Intellectual Property Rights were duly obtained, and there are no ownership or right-to-use disputes with respect thereto. To the Knowledge of the Company, no government funding, facilities of a university, college or other education institution or research center, or funding from third parties, was used in the development of Company Intellectual Property Rights. No current or former stockholder, director, officer or employee of the Company or any of its Subsidiaries will, after the consummation of the Merger, own or retain any rights in, to or under any of the Company Intellectual Property Rights.

     Section 4.22 Labor Relations. Neither the Company nor any of its Subsidiaries is party to any collective bargaining agreement or any work rules or practices agreed to with any labor union, employee association or similar organization, nor do the Company nor any of its Subsidiaries have Knowledge of any such union, employee association or similar organization that represents or claims to represent any of their employees or intends to organize any of their employees; (ii) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries and, during the past five years, there has not been any such action; (iii) neither the Company nor any of its Subsidiaries is engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (iv) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company and each of its Subsidiaries, threatened before the National Labor Relations Board or any similar state agency; and (v) there is no grievance arising out of any collective bargaining agreement or other grievance procedure.

     Section 4.23 Employment. (i) There are no written personnel policies, rules or procedures applicable to employees of the Company or any of its Subsidiaries, other than those which would not result in a material liability to the Company and those set forth in Schedule 4.23, true and correct copies of which have heretofore been delivered to Parent; (ii) the Company and each of its Subsidiaries is, and at all times has been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health and no complaints, lawsuits or other proceedings are pending by or on behalf of any present or former employee of the Company or any of its Subsidiaries, or any applicant for employment, alleging breach of any such law, breach of any contract for employment or other discriminatory or tortious conduct in connection with the employment relationship other than (A) those which would not result in a material liability to the Company and (B) lawsuits against the Company related to, arising out of or resulting from the transactions contemplated hereby; provided that, such lawsuits in the case of
(B), will be promptly disclosed to Parent; and (iii) no charges with respect to or relating to the Company or any of its Subsidiaries are pending before any federal, state or local agency responsible for the enforcement of labor or employment laws, neither the Company nor any of its Subsidiaries has received notice from any such agency of the intent to conduct an investigation with respect to or relating to the Company or any of its Subsidiaries, and no such investigation is in progress, in each case other than those which would not result in a material liability to the Company.

     Section 4.24 WARN Act. The Company has complied in all material respects with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN Act") with respect to its employees. None of the Company's or any of its Subsidiaries' employees has suffered an "employment loss" (as defined in the WARN Act) since six months prior to the date hereof.

     Section 4.25 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which limits in any material respect the right of the Company or any of its Subsidiaries (i) to engage in any line of business, (ii) to develop, market or distribute products or services or (iii) to compete with any Person, or granting any exclusive distribution rights.

     Section 4.26 Agreements, Contracts and Commitments. Neither the Company nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is a party or by which it is bound in such a manner as, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Company. Each agreement, contract or commitment to which the Company or any of its Subsidiaries is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on the Company.

     Section 4.27 Insurance. The Company maintains the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries as set forth in Section 4.27 of the Company Disclosure Schedule (collectively, the "Insurance Policies"). There is no claim pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds.

     Section 4.28 Change of Control Payments. Section 4.28 of the Company Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees, officers and directors of the Company or any of its Subsidiaries as a result of or in connection with the Merger.

     Section 4.29 No Existing Discussions. Neither the Company nor any of its Subsidiaries is engaged, directly or indirectly, in any discussions or negotiations with any Third Party with respect to an Acquisition Proposal.

     Section 4.30 Canadian Operations. The aggregate gross book value of the assets in Canada of the Company and its "affiliates" (within the meaning of Section (2) of the Competition Act) and the gross revenues from sales in or from Canada generated from those assets determined in each case as prescribed in Part IX of the Competition Act and the regulations thereunder do not exceed C$35 million. The Company is not a reporting issuer or equivalent for the purposes of any Canadian Securities Laws. The Company has not made a prospectus offering or a distribution exempt from the prospectus requirements under Canadian Securities Laws in any jurisdiction in Canada.

     Section 4.31 Cash Dividend. As of the date of this Agreement, after giving effect to the transactions contemplated hereby (including, without limitation, the Merger) the Board of Directors of the Company, after considering the advice of its advisors and after reviewing other alternatives available to the Company (including liquidation, dissolution or winding up of the Company), has determined that the Cash Dividend and the Merger are in the best interests of the Company's stockholders and that, based on the information available to the Company as of the date of this Agreement and on reasonable assumptions based on such information and after consultation with its advisors, the declaration and payment of the Cash Dividend as of the date of this Agreement would not be illegal under applicable law.

                                   ARTICLE 5

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement, which disclosure schedule shall specifically identify by section the representations and warranties of Parent and the Merger Sub qualified by such disclosure (the "Parent Disclosure Schedule"), Parent and Merger Sub jointly and severally represent and warrant to the Company that:

     Section 5.01 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent and Merger Sub as currently in effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate of incorporation or bylaws.

     Section 5.02 Corporate Authorization. (a) The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby (including the Merger) are within the corporate powers of Parent and Merger Sub and have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub.

     (b) At a meeting duly called and held, Parent's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Parent's stockholders and (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby.

     Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Company Voting Agreements and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which Parent or Merger Sub is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, the Competition Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, (iii) the filing and effectiveness of the Registration Statements and of a registration statement on Form 8-A with respect to the ADSs and the underlying Parent Stock under the 1934 Act (the "1934 Act Registration Statement") and compliance with any other applicable requirements of the 1933 Act, the 1934 Act, the Canadian Securities Laws and any other applicable securities laws or takeover laws, whether state or foreign, (iv) compliance with the requirements of the TSX and Nasdaq, (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent and (vi) filings and notices not required to be made or given until after the Effective Time.

     Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the Company Voting Agreements and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or the equivalent organizational documents of any of Parent's Subsidiaries, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default (or an event that with notice or lapse of time, or both, would become a default) under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     Section 5.05 Capitalization. (a) The authorized capital stock of Parent consists of an unlimited number of shares of Parent Stock and an unlimited number of preferred shares, without par value, of Parent ("Parent Preferred Shares"). As of March 24, 2003, there were 55,227,982 outstanding shares of Parent Stock and no Parent Preferred Shares and employee stock options to purchase an aggregate of 3,287,300 shares of Parent Stock (of which options to purchase an aggregate of 846,340 shares of Parent Stock were exercisable). All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to preemptive rights created under the CBCA, the certificate of incorporation or bylaws of Parent or any agreement or document to which Parent is a party or by which it or its assets are bound.

     (b) Except for changes since the close of business on March 24, 2003 resulting from the exercise of stock options or the grant of stock based compensation to directors or employees, there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in Parent or (iii) options or other rights (including preemptive rights) to acquire from Parent or other obligation of Parent to issue, deliver, or sell or cause to be issued, delivered or sold, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or
(iii) above. There are no registration rights and there is no voting trust or other similar agreement or understanding to which Parent or any of its Subsidiaries is a party with respect to any securities referred to in clause
(i), (ii) or (iii) above.

     (c) The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right; Parent will use commercially reasonable efforts to cause any such shares issued to Canadian residents to be freely tradable under applicable Canadian Securities Laws (subject to the filing by Parent of all required documents and notices with the appropriate Governmental Entities in Canada and to the extent that such shares are not holdings of a "control block" as defined under applicable Canadian Securities Laws and the other conditions set forth in applicable Canadian Securities Laws)

     Section 5.06 Subsidiaries. (a) Schedule 5.06(a) contains a correct and complete list identifying each Subsidiary of Parent. Each Subsidiary of Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Each Subsidiary of Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries or
(ii) options or other rights to acquire from Parent or any of its Subsidiaries, or other obligation of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or
(ii) above.

     (c) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 5.07 CSA Filings. (a) Parent has made available to the Company (i) Parent's annual reports for its fiscal years ended December 31, 2000, 2001 and 2002, (ii) annual information forms for the fiscal years ended December 31, 1999, 2000 and 2001, (iii) its quarterly reports for its fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, (iv) its proxy or information statements relating to meetings of or actions taken without a meeting by Parent's stockholders held since December 31, 1999, and (v) all of its other reports, statements, schedules, prospectuses and registration statements filed with the CSA since December 31, 1999 (the documents referred to in this Section 5.07(a), collectively, the "Parent CSA Documents"), which are all the reports, statements and prospectuses required to be filed by Parent with the CSA since December 31, 1999.

     (b) As of its filing date, each Parent CSA Document complied as to form in all material respects with the applicable requirements of the Canadian Securities Laws.

     (c) As of its filing date, each Parent CSA Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Parent CSA Document that is a prospectus, as amended or supplemented, if applicable, filed pursuant to the Canadian Securities Laws, as of the date of such prospectus or amendment, contained full, true and plain disclosure of all material facts, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 5.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent CSA Documents (i) were prepared in accordance with and accurately reflect in all material respects, Parent's books and records as of the times and for the periods referred to therein, (ii) complied in all material respects with applicable accounting requirements and the published rules and regulations of the CSA with respect thereto in effect during the periods included and (iii) fairly present in all material respects, in conformity with Canadian generally accepted accounting principles ("Canadian GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except that the unaudited financial statements may not contain footnotes as permitted by Canadian Securities Laws), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements which were not and are not expected to have a Material Adverse Effect on Parent).

     Section 5.09 Disclosure Documents. (a) None of the information provided or to be provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, at the time the stockholders vote on adoption of this Agreement and the Merger and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Registration Statement of Parent on Form F-4 to be filed with the SEC with respect to the offering of Parent Stock in connection with the Merger (the "Parent Stock Registration Statement") and the Registration Statement on Form F-6 relating to the ADSs (the "ADS Registration Statement" and, together with the Parent Stock Registration Statement, the "Registration Statements") and any amendments or supplements thereto, when filed, will comply as to form in all material respects with the requirements of the 1933 Act. At the time each Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, such Registration Statement, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The representations and warranties contained in this Section 5.09 will not apply to statements or omissions in the Registration Statements or any amendment or supplement thereto based upon information furnished by the Company.

     Section 5.10 Absence of Certain Changes. Since the Parent Balance Sheet Date, the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practice and, except as disclosed in the Parent CSA Documents filed prior to the date hereof and as contemplated by this Agreement, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries, or any options, warrants, calls or rights to acquire any such stock or other securities;

     (c) any amendment of any material term of any outstanding security of Parent or any of its Subsidiaries;

     (d) any incurrence, assumption or guarantee by Parent or any of its Subsidiaries of any indebtedness for borrowed money other than Error! Bookmark not defined. borrowings under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) and Error! Bookmark not defined. in the ordinary course of business and in amounts and on terms consistent with past practices;

     (e) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

     (f) any change in any method of accounting or accounting principles or practice by Parent or any of its Subsidiaries materially affecting the assets, liabilities or business of Parent and its Subsidiaries, except for any such change required by reason of a concurrent change in Canadian GAAP;

     (g) entry by Parent or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property Right of Parent other than licenses in the ordinary course of business consistent with past practice; or

     (h) any revaluation by the Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent or any of its Subsidiaries other than in the ordinary course of business.

     Section 5.11 No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a liability, other than:

     (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto or in the Parent CSA Documents filed prior to the date hereof; and

     (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Parent Balance Sheet Date that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     Section 5.12 Compliance with Laws and Court Orders. Parent and each of its Subsidiaries is and, since January 1, 2000, has been in compliance with, and to the Knowledge of Parent is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

     Section 5.13 Litigation. Except as set forth in the Parent CSA Documents prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the Knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any of their respective officers or directors in their capacity as officers or directors of Parent or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any Governmental Entity, that, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     Section 5.14 Finders' Fees. Except for TD Securities Inc., a complete copy of whose engagement agreement (including all schedules and fee information) has been provided to the Company, Parent has not incurred (directly or indirectly), nor will it incur (directly or indirectly) any liability for any broker's, finder's, financial advisor's or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated by this Agreement.

     Section 5.15 Taxes. (a) All material Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, Parent or any of its Subsidiaries have been filed when due in accordance with all applicable laws, and all such material Tax Returns are, or shall be at the time of filing, true and complete in all material respects.

     (b) Parent and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with Canadian GAAP an adequate reserve for all Taxes, whether or not being shown as due on any Tax Return, through the end of the last period for which Parent and its Subsidiaries ordinarily record items on their respective books except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect.

     (c) The income and franchise Tax Returns of Parent and its material Subsidiaries through the Tax year ended December 31, 1997 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

     (d) There is no claim, audit, action, suit, proceeding or investigation now pending or threatened in writing against or with respect to Parent or its material Subsidiaries in respect of any Tax or Tax asset. No lien for Taxes exists with respect to any of the assets of Parent or any of its Subsidiaries that are currently in effect.

     (e) During the five-year period ending on the date hereof, neither Parent nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

     (f) Schedule 5.15(f) contains a list of all jurisdictions (whether foreign or domestic) in which Parent or any of its material Subsidiaries currently files Tax Returns.

     (g) Neither Parent nor any of its Subsidiaries is or may be liable for the Taxes of any other Person.

     Section 5.16 [Reserved].

     Section 5.17 Environmental Matters. (a) Except as set forth in the Parent Annual Report filed prior to the date hereof and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent:

          (i) no written notice, order, complaint or penalty has been received by Parent or any of its Subsidiaries arising out of any Environmental Laws, and there are no judicial, administrative or other actions, suits or proceedings pending or, to Parent's Knowledge, threatened which allege a violation by Parent or any of its Subsidiaries of any Environmental Laws;

          (ii) Parent and each of its Subsidiaries have all Environmental Permits necessary for their operations to comply with all applicable Environmental Laws and are in compliance with the terms of such Environmental Permits; and

          (iii) the operations of Parent and each of its Subsidiaries are in compliance with the terms of applicable Environmental Laws.

     (b) Except as set forth in this Section 5.17, no representations or warranties are being made with respect to matters arising under or relating to environmental matters.

     Section 5.18 Intellectual Property. (a) To the Knowledge of Parent, all of the patents, patent applications, invention disclosures, registered trademarks, trademark applications for registration, common law trademarks, domain names, software programs and registered copyrights, and any material Intellectual Property Rights owned or licensed and used or held for use by Parent or any Subsidiary ("Parent Intellectual Property Rights") were obtained in material compliance with all applicable rules, policies, and procedures of the PTO or applicable foreign intellectual property agency.

     (b) No Parent Intellectual Property Right is subject to any outstanding judgment, injunction, lien, security interest, forebearance to sue, order, decree or agreement restricting the use thereof by Parent or any Subsidiary or restricting the licensing thereof by Parent or any Subsidiary to any Person, except for any judgment, injunction, lien, security interest, forebearance to sue, order, decree or agreement which would not reasonably be expected to have a Material Adverse Effect.

     (c) To the Knowledge of Parent, none of Parent's (or any of its Subsidiaries') products or processes infringe or otherwise violate the Intellectual Property Rights of any third party and Parent is not aware of any pending intellectual property applications for registration or issuance that would, if granted, limit or prohibit the business of Parent.

     (d) Parent has no Knowledge which would form a basis for a finding that any of the patents or patent applications owned or licensed by Parent is unpatentable, unenforceable or invalid, or any of its registered or common law trademarks or copyrights are unenforceable or invalid. Parent and its Subsidiaries have taken all commercially reasonable steps to protect their respective trade secrets, and have entered into confidentiality agreements with employees and consultants to protect such trade secrets. To the Knowledge of Parent, except pursuant to such confidentiality agreements, there has been no disclosure by Parent or any of its Subsidiaries of any such trade secrets. Any confidentiality agreements executed by employees, consultants or other advisors of Parent, or any of its Subsidiaries, are valid binding and enforceable in accordance with their terms.

     (e) To the Knowledge of Parent, there is no action, suit, allegation claim or proceeding relating to Parent Intellectual Property Rights. Neither Parent or any of its Subsidiaries has received any communications from a third party alleging or suggesting past, present or future infringement, or proferring a license to intellectual property that the third party suggests might be necessary for Parent or any of its Subsidiaries to conduct business. Neither Parent nor any of its Subsidiaries has obtained written opinions or memoranda of counsel relating to actual or potential third party claims relating to third party Intellectual Property Rights.

     (f) To the knowledge of Parent, all of the Parent Intellectual Property Rights were duly obtained, and there are no ownership or right to use disputes with respect thereto.

     Section 5.19 Antitakeover Statutes and Rights Agreement. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby will not constitute a takeover bid under applicable Canadian Securities Laws or, based on the information contained in the Company SEC documents and on filings made pursuant to Canadian Securities Laws, be subject to Policy Q-27 of the Quebec Securities Commission. Parent's certificate of incorporation and bylaws do not create, and Parent is not a party to, any shareholder rights plan, poison pill, rights agreement or other similar plan or agreement.

     Section 5.20 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries or to which Parent or any of its Subsidiaries is a party which limits in any material respect the right of the Company or any of its Subsidiaries (i) to engage in any line of business, (ii) to develop, market or distribute products or services or (iii) to compete with any Person, or granting any exclusive distribution rights.

                                   ARTICLE 6

                            COVENANTS OF THE COMPANY

     The Company agrees that:

     Section 6.01 Conduct of the Company. Prior to the date hereof, the Company has furnished Parent with the previously prepared budget for operating expenses of the Company, which has been approved by the Company's Board of Directors (the "Business Plan"). During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, unless Parent shall have otherwise consented in writing, the Company and each of its Subsidiaries shall conduct their respective business operations in the ordinary course consistent with past practice (to the extent contemplated by the Business Plan) and in accordance with all applicable laws and regulations and pay or provide for all of their liabilities and obligations (including, without limitation, all customers, suppliers, licensors, and licensees), in each case, in accordance with the Business Plan, in an orderly fashion, so as to reasonably maximize the cash and cash equivalents available to the Surviving Corporation and, to the extent contemplated by the Business Plan, shall use their commercially reasonably efforts to preserve intact the Company's and each of its Subsidiaries' business organizations and relationships. The Company agrees not to materially deviate from the Business Plan without Parent's advance written approval, including incurring or paying any expense or liability the amount of which exceeds by more than $75,000, the amount therefor reflected in the Business Plan, or expenses or liabilities the aggregate amount of which exceeds by more than $250,000, the respective amounts therefor reflected in the Business Plan. The Company agrees to promptly advise Parent in writing of all material developments relating to the conduct of the business of the Company and its Subsidiaries, including resolution of litigation, disposition of tangible and intangible assets and satisfaction of liabilities. If Parent requests the written consent of the Company under Section 7.01 prior to taking any action for which such consent is required thereunder, the Company shall respond to such request as promptly as practicable and shall not unreasonably withhold such consent. Without limiting the generality of the foregoing, without the prior written consent of Parent, from the date hereof until the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries, to:

     (a) adopt or propose any change to its certificate of incorporation or bylaws;

     (b) merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

     (c) incur or pay any fees and expenses of counsel and accountants in amounts in excess of the sum of (1) $600,000 plus (2) the excess (if any) of budgeted operating expenses under the Business Plan over actual operating expenses, to the extent the Company reasonably expects (and the Chief Financial Officer of the Company certifies) that such excess will exist throughout the period reflected in the Business Plan and on the Closing Date, in the aggregate, arising out of, or in connection with or related to, the transactions contemplated by this Agreement;

     (d) sell, lease, license or otherwise dispose of any material Subsidiary or material amount of assets, securities or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice or in accordance with the Business Plan;

     (e) (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action reasonably necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time;

     (f) other than as disclosed on the Company Disclosure Schedule, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

     (g) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

     (h) issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities, other than (i) the issuance, delivery, sale of shares of Company Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement and (ii) the granting of stock options (and the issuance of Company Stock upon exercise thereof), in the ordinary course of business and consistent with past practices, in an amount not to exceed options to purchase (and the issuance of Company Stock upon exercise thereof) 100,000 shares in the aggregate (provided that, the vesting of these options shall not accelerate (and these options shall terminate) upon the closing of the Merger);

     (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any "keep well" or other agreements to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

     (j) (a) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) in an amount that exceeds $75,000 individually or $250,000 in the aggregate, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, of liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in Company SEC Documents or in accordance with the

Business Plan, or (b) waive the benefits of, agree to modify in any manner, terminate, release any Person from, or knowingly fail to enforce any confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

     (k) incur or enter into any agreement, contract or commitment requiring the Company to pay in excess of $75,000 individually or $250,000 in the aggregate in any 12 month period other than in the ordinary course of business or in accordance with the Business Plan;

     (l) grant any severance or termination pay to any employee, except as required by applicable law or as described on the Company Disclosure Schedule or pursuant to written agreements in effect or policies existing on the date hereof and as previously disclosed in writing to Parent or except to non-executive employees in the ordinary course consistent with past practice, or adopt any new severance, retention or change in control plan;

     (m) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock; and

     (n) except as set forth in Section 4.20, the Company shall not redeem the Rights or terminate the Rights Agreement prior to the Effective Time;

provided, however, that nothing in this Agreement shall prohibit the Board of Directors of the Company from declaring and paying, and the Company hereby agrees to declare and pay (subject to permissibility under applicable law) a cash dividend (the "Cash Dividend") in respect of each outstanding share of Company Stock in an amount equal to a fraction (rounded to the nearest whole cent), the numerator of which shall be $100,000,000 and the denominator of which shall be the number of outstanding shares of Company Stock outstanding immediately prior to the Effective Time, such dividend to be segregated and set aside immediately prior to the Effective Time with respect to each share of Company Stock outstanding on the record date for such dividend (which shall be the Closing Date) and distributed to the holders of such shares promptly following the Effective Time.

     Section 6.02 Stockholder Meeting. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Except as permitted by Section 6.03(b), the Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and approval of the transactions contemplated by this Agreement and will take all other action reasonably necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholder Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Company Proxy Statement is provided to the Company's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the

Company Proxy Statement), there are insufficient shares of Company Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting. The Company shall ensure that the Company Stockholder Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholder Meeting are solicited, in compliance with Delaware Law, the Company's certificate of incorporation and bylaws, the rules of Nasdaq and all other applicable legal requirements. Notwithstanding anything in this Agreement to the contrary, the Company's obligation to call, give notice of, convene and hold the Company Stockholder Meeting in accordance with this
Section 6.02 shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal or of any Change of Recommendation (as defined herein) and the Company shall not submit to the vote of its stockholders any Acquisition Proposal, or propose to do so.

     Section 6.03 No Solicitation; Other Offers. (a) Until the earlier of the Effective Time and termination of this Agreement pursuant to Article 10, neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate, induce or take any action to facilitate or encourage any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal,
(ii) enter into, continue or otherwise participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any inquiries or effort by any Third Party that is seeking to make, or has made, or that may reasonably be expected to lead to, an Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, (iv) authorize, approve or recommend any Acquisition Proposal or Liquidation Alternative (except to the extent permitted pursuant to Section 6.03(b)(iii)), or (v) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting, contemplating or related to, or an agreement that is intended to or would reasonably be expected to lead to, any Acquisition Proposal.

     (b) Notwithstanding Section 6.03(a), if and only if none of the Company, its Subsidiaries nor any of their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors, directly or indirectly, shall have breached any of the restrictions or the obligations under this Section 6.03, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may
(i) engage in negotiations or discussions with any Third Party that, subject to the Company's compliance with Section 6.03(a), has made an unsolicited bona fide written Acquisition Proposal that the Board of Directors reasonably believes (considering advice from Davis Polk & Wardwell, outside legal counsel to the Company, and Goldman, Sachs & Co., financial advisor to the Company) will (x) lead to a Superior Proposal and (y) is from a Person reasonably capable of consummating such Acquisition Proposal; (ii) in the case of such Acquisition Proposal referred to in Section 6.03(b)(i), furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement and terms which shall not include any provision calling for an exclusive right to negotiate with such Third Party or having the effect of prohibiting the Company from satisfying its obligations hereunder (a copy of which shall be provided for informational purposes only to Parent); provided that, contemporaneously with furnishing any such nonpublic information to such Third Party, it furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished); (iii) following receipt of a Superior Proposal or a determination that a Superior Alternative exists, fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its stockholders ("Change of Recommendation"); provided that,
(A) the Company Stockholder Meeting has not occurred, (B) the Company delivers to Parent, promptly following the Board of Directors resolution to make the Change of Recommendation, written notice ("Change of Recommendation Notice") of the Change of Recommendation, which notice shall state the material terms and conditions of the Superior Proposal, and the identity of the Third Party making any Superior Proposal, or, in the case of a Superior Alternative, that such Superior Alternative exists, (C) the Board of Directors of the Company determines in its reasonable judgment by a majority vote, after considering advice from Davis Polk & Wardwell, outside legal counsel to the Company, and the Company's financial advisors (including Goldman, Sachs & Co.), that failure to make a Change of Recommendation would cause the Board of Directors to breach its fiduciary duties or otherwise be unlawful under applicable law, and (D) for a period ending at 5:00 p.m. San Francisco time on the third Business Day after delivering the Change of Recommendation Notice, the Company shall provide Parent a reasonable opportunity to make adjustments in the terms and conditions of this Agreement, and negotiate in good faith with respect thereto; and/or
(iv) take any non-appealable, final action that any court of competent jurisdiction orders the Company to take. Nothing contained herein shall prevent the Board of Directors of the Company from complying with Rule 14e-2(a) under the 1934 Act with regard to an Acquisition Proposal or from making any disclosure to the stockholders of the Company if, in the reasonable judgment of the Board of Directors of the Company, after considering the advice of outside counsel, failure so to disclose would breach its obligations under applicable law.

     (c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and the Company shall continue to advise Parent after taking such action. In addition, the Company shall notify Parent by 5:00 p.m. San Francisco time on the first Business Day following receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that any Third Party is considering making an Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall use its commercially reasonable efforts to provide such notice orally and shall provide such notice in writing in accordance with Section
11.01 hereof and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall use its commercially reasonable efforts to keep Parent fully informed, on a current basis, of the status and material details of any such Acquisition Proposal, indication or request, including of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal. The Company shall, and shall cause its Subsidiaries and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors of the Company and its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions and negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its commercially reasonable efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

     Section 6.04 Tax Matters. (a) Neither the Company nor any of its Subsidiaries shall make or change any material Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any material closing agreement, surrender any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of the Company or any of its Subsidiaries.

     (b) The Company and each of its Subsidiaries shall establish or cause to be established in accordance with U.S. GAAP on or before the Effective Time an adequate accrual for all material Taxes, whether or not shown as being due on any Tax Return, due with respect to any period ending prior to or as of the Effective Time.

     (c) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger and imposed on the Company or any of its Subsidiaries (including any real property transfer tax and any similar Tax) shall be paid by the Company when due, and the Company shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Company shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

     (d) Notwithstanding any other provision of this Agreement, the Company shall, on or prior to the Effective Time, pay all Taxes, and file all Tax Returns, directly relating to the Cash Dividend if such payments or filings are due on or prior to the Effective Time. If any such payment or filing is not due on or prior to the Effective Time, the Company shall make such payment or filing on or before the due date thereof. The Company shall elect to reduce to zero the amount of federal withholding Tax payable in respect of the Cash Dividend pursuant to Code Sections 1441, 1442 and 1443 by making the election provided in Treas. Regulations Section 1.1441-3(c)(2)(i)(C), which election shall be based on a "reasonable estimate" of the Company's accumulated and current earnings and profits on the date of payment of the Cash Dividend, as provided in U.S. Treasury Regulations Section 1.1441-3(c)(2)(ii).

     Section 6.05 WARN Covenant. The Company shall not, at any time within 90 days before the Closing Date, without complying fully with the notice and other requirements of the WARN Act, effectuate (i) a "plant closing" as defined in the WARN Act affecting any site of employment or one or more facilities or operating units within any site of employment of the Company; or (ii) a "mass layoff" as defined in the WARN Act affecting any site of employment of the Company; or any similar action under applicable state or local law requiring notice to employees in the event of a plant closing or layoff.

     Section 6.06 Termination of Company 401(k) Plan. The Company agrees to terminate its 401(k) plan, in accordance with reasonable directions from Parent, effective immediately prior to the Effective Time, at which time participants in the plan will become fully vested in their accounts under such plan, subject to Parent's agreement in Section 7.05(f).

                                   ARTICLE 7

                       COVENANTS OF PARENT AND MERGER SUB

     Parent and Merger Sub, jointly and severally, each agrees that:

     Section 7.01 Conduct of Parent. From the date hereof until the earlier of the termination of this Agreement pursuant to its terms and the Effective Time, unless Parent shall have otherwise consented in writing, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. If the Company requests the written consent of Parent under Section
6.01 prior to taking any action for which such consent is required thereunder, Parent shall respond to such request as promptly as practicable and shall not unreasonably withhold such consent. Without limiting the generality of the foregoing, without the prior written consent of the Company, from the date hereof until the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries, to:

     (a) adopt or propose any change in its certificate of incorporation, except that Parent may adopt a new general bylaw to conform to recent amendments to the CBCA as has been previously disclosed by Parent to the Company; and

     (b) take any action that would make any representation and warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time;

provided, however, that Parent may, in its sole discretion, repay in whole or in part C$5,000,000 principal amount (plus interest and other fees due with respect to such amount) outstanding under Parent's credit facility with Canadian Imperial Bank of Commerce.

     Section 7.02 Voting of Shares. Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

     Section 7.03 Director and Officer Liability. (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former officer and director of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in connection with this Agreement and the confirmation of the transactions contemplated hereby, to the fullest extent permitted by Delaware Law or any other applicable laws and in accordance with the indemnification agreement in effect on the date hereof between the Company and such

Indemnified Person and as provided under the Company's certificate of incorporation and bylaws in effect on the date hereof; provided that, such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) For three years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance, to the extent such insurance can be obtained by the Surviving Corporation using its commercially reasonable efforts, in respect of acts or omissions occurring prior to the Effective Time (including acts or omissions in connection with this Agreement and the confirmation of the transactions contemplated hereby) covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount comparable to those of such policy in effect on the date hereof; provided that, in satisfying its obligation under this Section 7.03(b), the Surviving Corporation shall not be obligated to pay premiums in excess of 200% of the current annual premium therefor, which amount is not more than $1,200,000, and if such insurance cannot be so maintained at a cost equal to or less than 200% of the current annual premium, Parent shall use commercially reasonable efforts to maintain as much of such insurance as can be so maintained at a cost equal to 200% of the current annual premiums of the Company for such insurance.

     (c) The certificate of incorporation and bylaws of the Surviving Corporation shall include provisions for exculpation of director and officer liability and indemnification that are at least as favorable as those set forth in the Company's certificate of incorporation and bylaws in effect on the date hereof. For six years after the Effective Time, the Surviving Corporation shall maintain in effect the provisions in its certificate of incorporation and bylaws providing for indemnification of Indemnified Persons, with respect to the facts or circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under Delaware Law, which provisions shall not be amended except as required by applicable law or except to make changes permitted by applicable law that would enlarge the scope of the Indemnified Persons' indemnification rights thereunder.

     (d) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03. Subject to the immediately preceding sentence, nothing in this Section 7.03 shall in any way restrict or preclude the sale, liquidation or dissolution of any Subsidiary of Parent at any time after the Effective Time.

     (e) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under Delaware Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     Section 7.04 Stock Exchange Listing. Parent shall use its commercially reasonable efforts to cause the ADSs to be issued in connection with the Merger to be approved for quotation on Nasdaq and the shares of Parent Stock to be issued in connection with the Merger to be listed on the TSX, subject to, in the case of Nasdaq, official notice of issuance.

     Section 7.05 Employee Matters. (a) As of the Effective Time, Parent shall cause the Surviving Corporation to maintain compensation and employee benefits plans and arrangements for employees of the Company and its Subsidiaries as of the Effective Time that, in the aggregate, are substantially comparable to those provided to similarly situated employees of Parent (other than equity-based benefits).

     (b) Prior to the Effective Time, the Company Board of Directors shall pursuant to Section 19 of the Company's 1999 Employee Stock Purchase Plan (the "ESPP"), shorten the Purchase Periods and Offering Periods (each as defined in the ESPP) then in progress by setting a New Purchase Date (as defined in the
ESPP) that is prior to the Effective Time and notifying all participants in the ESPP of such New Purchase Date at least ten (10) Business Days prior to the New Purchase Date, and each participant's option under the ESPP shall be exercised automatically on the New Purchase Date, unless prior to such date such participant has withdrawn from the Offering Period, and any Purchase Periods and Offering Periods then in progress shall end on the New Exercise Date.

     (c) Parent shall, with respect to each employee of the Company that becomes an employee of Parent (a "Company Employee"), cause such Company Employee's service with the Company to be recognized as service for purposes of eligibility, vesting and for purposes of vacation, paid time off and severance, benefit accrual, in each benefit plan of Parent that is extended to any Company Employee on or after the Closing Date; provided, however, that such crediting of service shall not operate to duplicate the payment or funding of any benefit under such plan.

     (d) Parent shall use its best efforts to cause its benefit plans to waive any preexisting condition, exclusion or waiting period limitation that was likewise waived or otherwise satisfied as to each Company Employee under the terms of any corresponding Employee Plan immediately prior to the Effective Time; provided that, the applicable insurance carrier, third party provider or the like agrees to do so; provided further that, Parent agrees that it will comply with Section 9801 of the Code with respect to Company Employees.

     (e) For the period from the Effective Time through December 31, 2003, Parent will, or will cause the Surviving Corporation to, honor the severance policies set forth in Section 4.18(a) of the Company Disclosure Schedule with respect to employees of the Company as of the date hereof and on the terms of such plans and agreements as in effect on the date hereof; provided, however, that in no event shall additional severance benefits granted under the authority of the resolution of the Company Board of Directors as of February 21, 2003 listed on Schedule 4.18(a) exceed $100,000 in the aggregate.

     (f) If the Company's 401(k) plan is terminated pursuant to Section 6.06, Parent agrees to take, or cause to be taken, such actions as are necessary to permit participants in the Company's 401(k) plan to roll over their accounts under such plan into (or to have their accounts under such plan directly transferred to), and to continue to be eligible to participate in, a plan or plans qualified under Section 401 of the Code maintained by Parent after the Effective Time.

     Section 7.06 Tax Matters. (a) Neither Parent nor any of its Subsidiaries shall make or change any material Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any material amended Tax Returns or claims for material Tax refunds, enter into any material closing agreement, surrender any material Tax claim, audit or assessment, surrender any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of Parent or any of its Subsidiaries.

     (b) Parent and each of its Subsidiaries shall establish or cause to be established in accordance with Canadian GAAP on or before the Effective Time an adequate accrual for all material Taxes due with respect to any period ending prior to or as of the Effective Time.

     (c) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger and imposed on Parent (including any real property transfer Tax and any similar Tax) shall be paid by Parent when due, and Parent shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, Parent shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

                                   ARTICLE 8

                COVENANTS OF PARENT, MERGER SUB AND THE COMPANY

     The parties hereto agree that:

     Section 8.01 Commercially Reasonable Efforts. (a) Subject to the terms and conditions of this Agreement, the Company, Parent and Merger Sub shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable with any Governmental Entity or other Third Party all documentation to effect all necessary filings, assignments, notices, petitions, statements, registrations, submissions of information, applications and other documents and
(ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Entity or other Third Party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or the Company or any Subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

     (b) In furtherance and not in limitation of the foregoing, each of Parent and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     Section 8.02 Certain Filings. The Company, Parent and Merger Sub shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement and the Registration Statements, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Registration Statements and seeking on a timely basis to obtain any such actions, consents, approvals or waivers.

     Section 8.03 Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby (including, without limitation, in the event of termination of this Agreement) and, except as may be required by applicable law, order of a court of competent jurisdiction or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement prior to such consultation. In addition, the Company shall give Parent a reasonable opportunity to review and comment on any documents to be filed with the SEC, or any other public company statements by the Company, to be made, to the extent such filings or statements contain information concerning the Company's financial condition or results of operations, prior to their being publicly filed with the SEC or publicly released, as the case may be.

     Section 8.04 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     Section 8.05 Access to Information. (a) From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of December 10, 2002 between the Company and Parent (the "Confidentiality Agreement"), the Company and Parent shall, upon reasonable notice, (i) give to the other party, its officers, employees, accountants, counsel, financial advisors and other representatives reasonable access (in the case of Parent, including access for the purpose of coordinating integration activities and transition planning with the employees of the Company and its Subsidiaries) to the offices, properties, books and records of such party during normal business hours, (ii) furnish to the other party, its officers, employees, accountants, counsel, financial advisors and other representatives such financial and operating data and other information as such party may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and its other representatives to cooperate with the other party in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder. The parties shall hold such information that is non-public in confidence in accordance with the Confidentiality Agreement.

     (b) Notwithstanding anything to the contrary in this Agreement or any other agreement relating to the transactions contemplated by this Agreement, the parties hereto shall be permitted to disclose the U.S. federal income tax treatment and tax structure of the transaction (including any materials, opinions or analyses relating to such tax treatment or tax structure, but without disclosure of identifying information or, except to the extent relating to such tax structure or tax treatment, any nonpublic commercial or financial information) on and after the date hereof. Moreover, notwithstanding any other provision of this agreement, there shall be no limitation on either party's ability to consult any tax advisor, whether or not independent from the parties, regarding the U.S. federal income tax treatment or tax structure of the transaction.

     Section 8.06 Notices of Certain Events. Each of the Company, on the one hand and Parent and Merger Sub, on the other, shall promptly notify the other of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any Governmental Entity or stock exchange in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its Knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Sections 4.12, 4.13, 4.16, 4.18, 4.19, 5.12, 5.13, 5.15, 5.17 or 5.18, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

     Section 8.07 [Reserved].

     Section 8.08 Affiliates. Within 30 days following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of the Company under Rule 145 of the 1933 Act. As soon as practicable and, in any event, at least ten days prior to the Effective Time, the Company shall use its commercially reasonable efforts to obtain a written agreement, substantially in the form of Exhibit A hereto, from each Person who may be so deemed.

     Section 8.09 Section 16 Matters. Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) or acquisitions of Parent Stock (including derivative securities with respect to Parent Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under such Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     Section 8.10 Proxy Statement; Registration Statement. (a) As promptly as practicable after the execution of this Agreement, Parent and the Company shall prepare and file the Company Proxy Statement, and Parent shall prepare and file the Parent Stock Registration Statement (in which the Company Proxy Statement shall be included) and the ADS Registration Statement, with the SEC. Each of Parent and the Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Company Proxy Statement and the Registration Statements, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Company Proxy Statement and the Registration Statements. Parent and the Company shall use all commercially reasonable efforts to cause the Registration Statements to become effective under the 1933 Act as soon after such filing as practicable and to keep the Registration Statements effective (in the case of the Parent Stock Registration Statement, as long as is necessary to consummate the Merger). The Company Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of approval and adoption of this Agreement and the Merger, except to the extent the Board of Directors shall have withdrawn or modified its approval or recommendation pursuant to Section 6.03(b). Parent and the Company shall use all commercially reasonable efforts to cause the Company Proxy Statement to be mailed to Company stockholders as promptly as practicable after the Parent Stock Registration Statement becomes effective. Parent and the Company shall promptly provide to each other copies of, consult with each other regarding and together prepare written responses with respect to any written comments received from the SEC with respect to the Company Proxy Statement and the Registration Statements and shall promptly advise each other of any oral SEC comments. The Registration Statements and the Company Proxy Statement shall comply as to form in all material respects with the 1933 Act and the 1934 Act, respectively.

     (b) Parent and the Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the 1933 Act, the 1934 Act, Canadian Securities Laws and applicable foreign or state securities or "blue sky" laws. Each party hereto shall advise the other, promptly after receipt of notice thereof, of the time of the effectiveness of the Registration Statements, the filing of any supplement or amendment thereto, the issuance of any stop order relating thereto, the suspension of the qualification of the ADSs issuable in connection with the Merger for offering or sale in any jurisdiction, or of any SEC request for amendment to the Company Proxy Statement or the Registration Statements, SEC comments thereon and each party's responses thereto or SEC request for additional information. No amendment or supplement to the Company Proxy Statement or the Registration Statements shall be filed without the approval of the parties hereto, which approval shall not be unreasonably withheld or delayed. If, at any time prior to the Effective Time, Parent or the Company should discover any information relating to any party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Registration Statements or the Company Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of Parent and the Company.

     Section 8.11 Board of Directors of Parent. Following the Effective Time, the Board of Directors of Parent will take all actions necessary such that one member of the Company's Board of Directors, designated by the Company and reasonably acceptable to Parent, shall be appointed to Parent's Board of Directors with a term expiring at the next annual meeting of Parent's stockholders following the Effective Time and shall include such person in the slate of nominees recommended by Parent's Board of Directors to the stockholders of Parent at such annual meeting.

                                   ARTICLE 9

                            CONDITIONS TO THE MERGER

     Section 9.01 Conditions to Obligations of Each Party. The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement and the Merger shall have been approved and adopted by the stockholders of the Company in accordance with Delaware Law, the rules of Nasdaq and the Company's organizational documents;

     (b) no provision of any applicable law or regulation and no judgment, and no temporary, preliminary or permanent injunction, order or decree (which the parties shall have used all reasonable efforts to resist, resolve or lift) shall have the effect of making the Merger illegal or otherwise prohibit the consummation of the Merger;

     (c) any applicable waiting period under the HSR Act or the Competition Act, if any, relating to the Merger shall have expired or been terminated;

     (d) the Registration Statements and the 1934 Act Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statements or the 1934 Act Registration Statement shall be in effect and no proceedings for such purpose, and no similar proceeding in respect of the Company Proxy Statement, shall be pending before or threatened by the SEC; all authorizations pursuant to Canadian Securities Laws necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect; and all state securities and blue sky authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect;

     (e) the ADSs to be issued in the Merger shall have been approved for quotation on Nasdaq and the underlying Parent Stock shall have been reserved for listing on the TSX, subject, in the case of Nasdaq, to official notice of issuance, and such underlying Parent Stock shall be freely tradable under the Canadian Securities Laws (to the extent that such shares are not holdings out of a "control block" as defined thereunder);

     (f) all actions by or in respect of, or filings with, any Governmental Entity, required to permit the consummation of the Merger shall have been taken, made or obtained;

     (g) the declaration and payment of the Cash Dividend shall be permissible under applicable law; and

     (h) notice shall have been given to the National Association of Securities Dealers, Inc. 10 days in advance of the record date for the Cash Dividend in accordance with Rule 10b-17 of the 1934 Act (unless the SEC exempts the Company from compliance with such rule).

     Section 9.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) (i) the representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, (ii) the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and (iii) Parent shall have received a certificate signed by the Chief Executive Officer of the Company to the foregoing effect;

     (b) there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity prohibiting the transactions contemplated by this Agreement or otherwise making them illegal;

     (c) the Company shall have delivered a certification in the form attached as Exhibit B hereto dated not more than 30 days prior to the Effective Time and signed by the Company to the effect that the Company is not, nor has it been within five years of the date of the certification, a "United States real property holding corporation" as defined in Section 897 of the Code;

     (d) the Company shall have delivered to Parent evidence satisfactory to Parent of the resignation of all directors of the Company, effective as of the Effective Time; and

     (e) the Company shall have declared the Cash Dividend.

     Section 9.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are further subject to the satisfaction of the following further conditions:

     (a) (i) the representations and warranties of Parent and Merger Sub contained in this Agreement that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of Parent and Merger Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date,
(ii) Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and (iii) the Company shall have received a certificate signed by the Chief Executive Officer of Parent to the foregoing effect; and

     (b) there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity prohibiting the transactions contemplated by this Agreement or otherwise making them illegal.

                                  ARTICLE 10

                                  TERMINATION

     Section 10.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

     (a) by mutual written agreement of the Company and Parent;

     (b) by either the Company or Parent, if:

          (i) the Merger has not been consummated on or before August 31, 2003; provided that, the right to terminate this Agreement pursuant to this
     Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) (A) there shall be any law or regulation (other than relating to declaration or payment of the Cash Dividend) that makes consummation of the Merger illegal or otherwise prohibited or (B) any judgment, injunction, order or decree (which the parties shall have used their commercially reasonable efforts to resist, resolve or lift) of any Governmental Entity having competent jurisdiction enjoining the Company or Parent from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable; or

          (iii) this Agreement shall not have been approved and adopted in accordance with Delaware Law by the Company's stockholders at the Company

     Stockholder Meeting (or any adjournment thereof); provided, however, that the right to terminate this Agreement under this Section 10.01(b)(iii) shall not be available to the Company where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a material breach by the Company of this Agreement.

     (c) by Parent (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of the Company) if any of the following shall be deemed to have occurred: (i) the Company's Board of Directors shall have made a Change of Recommendation, (ii) the Company shall have failed to include in the Company Proxy Statement the recommendation of its Board of Directors in favor of the adoption and approval of the Agreement and the approval of the Merger, (iii) the Company's Board of Directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten Business Days after Parent requests in writing that such recommendation be reaffirmed following the public announcement of any Acquisition Proposal, (iv) the Company's Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal, or (v) a tender or exchange offer relating to its securities shall have been commenced by a Third Party and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 Business Days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Company Board of Directors recommends rejection of such tender or exchange offer;

     (d) by the Company, upon a material breach of any (i) covenant or agreement on the part of Parent set forth in this Agreement or (ii) representation or warranty, or if any representation or warranty of Parent shall have become materially untrue, in either case such that the conditions set forth in Section 9.03(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that, if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the Closing Date, then the Company may not terminate this Agreement under this Section 10.01(d) for 30 days after delivery of written notice from the Company to Parent of such breach, provided that, Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that the Company may not terminate this Agreement pursuant to this Section 10.01(d) if it shall have materially breached this Agreement or if such breach by Parent is cured during such 30-day period); and provided further, that, Parent shall not be deemed to be in breach of any of its covenants or agreements contained in this Agreement (and no termination event shall be available) to the extent such breach was caused by the Company's failure to respond to a request for written consent under Section 7.01 or unreasonable withholding of such consent;

     (e) by Parent, upon a material breach of any (i) covenant or agreement on the part of the Company set forth in this Agreement or (ii) representation or warranty, or if any representation or warranty of the Company shall have become materially untrue, in either case such that the conditions set forth in Section 9.02(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that, if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company prior to the Closing Date, then Parent may not terminate this Agreement under this Section 10.01(e) for 30 days after delivery of written notice from Parent to the Company of such breach, provided that, the Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this
Section 10.01(e) if it shall have materially breached this Agreement or if such breach by the Company is cured during such 30-day period); and provided further, that, the Company shall not be deemed to be in breach of any of its covenants or agreements contained in this Agreement (and no termination event shall be available) to the extent such breach was caused by Parent's failure to respond to a request for written consent under Section 6.01 or unreasonable withholding of such consent;

     (f) by (i) Parent, if within a reasonable time following the request of Parent, the Company's Board of Directors, based on the information available to the Company as of the date of the request for such reaffirmation and on reasonable assumptions based on such information and after consultation with its advisors, fails to reaffirm that the declaration and payment of the Cash Dividend as of the date of the request for such reaffirmation would not be illegal under applicable law or (ii) the Company, if the Company's Board of Directors determines in its reasonable judgment, after considering the advice of its advisors, that the declaration and payment of the Cash Dividend shall not be permissible under applicable law.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

     Section 10.02 Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 10.02 and Sections 8.03, 11.04, 11.05, 11.07, 11.08 and 11.09 shall survive any termination hereof pursuant to
Section 10.01.

                                  ARTICLE 11

                                 MISCELLANEOUS

     Section 11.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to the Company, to:

          Sanjay K. Khare
          Netro Corporation
          3860 North First Street
          San Jose, California 95134
          Fax: (408) 216-1772
     with a copy to:

          Francis S. Currie
          Davis Polk & Wardwell
          1600 El Camino Real
          Menlo Park, California 94025
          Fax: (650) 752-2111

          and

          Patricia Olasker
          Davies Ward Phillips & Vineberg LLP
          44th Floor, 1 First Canadian Place
          Toronto, ON M5X 1B1
          Fax: (416) 863-0871

     if to Parent, to:

          David Adams
          SR Telecom Inc.
          8150 Trans-Canada Highway
          Montreal, Quebec, Canada H4S 1M5
          Fax: (514) 956-4405

     with a copy to:

          Peter Villani
          Fasken Martineau Du Moulin LLP
          The Stock Exchange Tower
          PO Box 242, 34th Floor
          800 Victoria Square
          Montreal, QC H4Z 1E9
          Canada
          Fax: (514) 397 7600

          and

          Ronald A.  Fleming, Jr.
          Pillsbury Winthrop LLP
          One Battery Park Plaza
          New York, New York 10004
          Fax: (212) 858-1500

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

     Section 11.02 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for those agreements contained herein and any other agreements that by their terms apply or are to be performed in whole or in part after the Effective Time (including the provisions regarding director and officer liability set forth in Section 7.03).

     Section 11.03 Amendments; Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 11.04 Fees; Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, whether or not the Merger is consummated; provided, however that, the costs and expenses incurred in connection with (i) the printing, filing and mailing to stockholders of the Company Proxy Statement and the Registration Statements and the solicitation of the stockholder approval of the Company, and all SEC and other regulatory filing fees incurred in connection with the Company Proxy Statement and (ii) the filing fee for the notification and report forms filed with the Federal Trade Commission and Department of Justice under the HSR Act and premerger notification and report forms under similar applicable laws of other jurisdictions, shall be shared equally by the Company and Parent.

     (b) The Company shall pay Parent (by wire transfer of immediately available funds) the amounts set forth below within four Business Days after any of the following events ("Payment Events"):

          (i) $6,000,000 upon termination of this Agreement for one or more of the following reasons: (x) by Parent pursuant to Section 10.01(c), (y) by either Parent or the Company pursuant to Section 10.01(b)(iii) but only if there has been a Change of Recommendation or (z) by Parent pursuant to
     Section 10.01(e)(i) (but only if the breach referred to in Section 10.01(e)(i) is a willful and material breach of a material covenant or agreement contained in Article 6 or Article 8 of this Agreement (it being understood that no Payment Event shall occur pursuant to this clause
     (b)(i)(z) with respect to any breach of any covenant contained in Section 6.01(c), 6.01(e), 6.04, 6.05, 6.06 or 8.06 hereof));

          (ii) $2,000,000 upon termination of this Agreement (x) by either Parent or the Company pursuant to Section 10.01(b)(iii) if there has been no Change of Recommendation, (y) by the Company pursuant to Section 10.01(f)(ii) or (z) by Parent pursuant to Section 10.01(e)(i) with respect to a breach of the covenant contained in Section 6.01(c);

          (iii) in the case of any termination described in Section 11.01(b)(ii)(x) or (y), if the Company consummates a Qualifying Transaction within eighteen (18) months of the termination, concurrently with consummation of such Qualifying Transaction, an additional $2,500,000, for an aggregate payment under this Section 11.04(b) of $4,500,000; provided, however, that if such Qualifying Transaction involves the participation of a Third Party (or any of such Third Party's Affiliates) who made (directly or indirectly through its Affiliates or representatives) an Acquisition Proposal that was publicly announced and made known to the Company's stockholders prior to the Company Stockholder Meeting (whether or not conditional and whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn prior to the Company Stockholder Meeting), then the Company shall pay Parent an additional $4,000,000 for an aggregate payment under this Section 11.04(b) of $6,000,000.

     For purposes of this Section 11.04, a "Qualifying Transaction" means a transaction whereby, (A) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party (other than the Company); (B) a Third Party (other than the Company), directly or indirectly, acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole (other than a liquidation, dissolution or winding up initiated by the Company or any of its officers and directors in their capacities as such and not including any other Third Party prior to the time of adoption or implementation of such liquidation, dissolution or winding
up); (C) a Third Party (other than the Company), directly or indirectly, acquires more than 50% of the outstanding shares of Company Stock; or (D) the Company adopts or implements a plan of liquidation, recapitalization or share repurchase at the initiation of, or (prior to the time the Company so adopts or implements such plan) involving, a Third Party (it being understood that a liquidation initiated by the Company or any of its officers and directors in their capacity as such and not involving any other Third Party prior to the time of adoption or implementation of such liquidation shall not constitute a Qualifying Transaction) relating to more than 50% of the outstanding Shares or an extraordinary dividend relating to more than 50% of the outstanding Shares of 50% of the assets of the Company and its Subsidiaries, taken as a whole.

     (c) If a Payment Event occurs, the Company shall pay to Parent in immediately available funds, within four Business Days after submission of reasonable documentation therefor, an amount equal to all out-of-pocket expenses and fees actually incurred by Parent arising out of, or in connection with or related to, the transactions contemplated by this Agreement, including, without limitation, all fees and expenses of agents, counsel, commercial banks, investment banking firms, accountants, experts and consultants to Parent and its affiliates if this Agreement is terminated in any of the circumstances set forth in clauses (i) or (ii) of paragraph (b) above.

     (d) The Company acknowledges that the agreements contained in this Section
11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by Parent in connection with any legal actions brought to enforce this Agreement (including attorney's fee and expenses), together with interest on the amount of the fees to be paid pursuant to Section 11.04(b) from the date such payment was required to be made until the date of payment at the prime rate of Canadian Imperial Bank of Commerce in effect on the date such payment was required to be made.

     Section 11.05 Right of First Negotiation and First Refusal. If (x) this Agreement is terminated in accordance with Section 10.01 and (y) the Board of Directors of the Company approves a plan to liquidate, dissolve or wind up the Company that, prior to the time of such approval, does not involve a Third Party (other than the Company or its officers or directors in their capacity as such), then upon the public announcement of such plan the Parent shall have (a) a right of first negotiation and (b) a right of first refusal with the Company with respect to the purchase of the Technology from the Company, in each case for a period ending at 5:00 p.m. San Francisco time on the 45th day following such announcement (the "Expiration Date"). During such period, the Company shall be free to negotiate with any prospective transferee to obtain an offer to purchase the Technology; provided that, such offer must be a bona fide cash offer from an independent Third Party and must contain customary representations and warranties, and must not contain any special provisions which could not be fulfilled by the independent Third Party. If the Company receives from a prospective transferee such an offer on terms that the Company is willing to accept, the Company shall provide written notice thereof to Parent, setting forth the cash price and the other principal terms and conditions of the proposed transfer. Upon the receipt of such notice, Parent shall have the right to purchase, at the offered price, the Technology. After the Expiration Date, Parent shall have no further rights under this Section
11.05 and the Company shall have the ability to sell or transfer the Technology to any Third Party at any price on any terms or conditions.

     Section 11.06 Binding Effect; Benefit; Assignment. (a) The provisions of this Agreement shall be binding upon and, except as provided in Section 7.03, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in Section 7.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     (b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment shall not relieve Parent of its obligations hereunder.

     Section 11.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable conflict of law principles.

     Section 11.08 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party hereto agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     Section 11.09 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 11.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     Section 11.11 Entire Agreement. This Agreement (including the disclosure schedules and the other documents and instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter of this Agreement.

     Section 11.12 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     Section 11.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     Section 11.14 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         NETRO CORPORATION


                                         By: /s/ Sanjay Khare
                                            ------------------------------------
                                            Name:  Sanjay Khare
                                            Title: Vice President and Chief
                                                   Financial Officer

                                         SR TELECOM INC.


                                         By: /s/ Pierre St. Arnaud
                                            ------------------------------------
                                            Name:  Pierre St. Arnaud
                                            Title: President and Chief
                                                   Executive Officer


                                         By: /s/ David Adams
                                            ------------------------------------
                                            Name:  David Adams
                                            Title: Vice President and
                                                   Chief Financial Officer

                                         NORWAY ACQUISITION CORPORATION


                                         By: /s/ Pierre St. Arnaud
                                            ------------------------------------
                                            Name:  Pierre St. Arnaud
                                            Title: President and Chief
                                                   Executive Officer

                                         By: /s/ David Adams
                                            ------------------------------------
                                            Name:  David Adams
                                            Title: Vice President and
                                                   Chief Financial Officer

                                                                      EXHIBIT F

                         List of Directors and Officers

Gideon Ben-Efraim
Sanjay Khare
Shlomo Yariv
Peter Carson
Sanford Robertson
Richard Moley
Irwin Federman
Shirley Young
Thomas Baruch




                                      59